                                                                    EXHIBIT 10.3

                                    TERM NOTE

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THAT TRANSFER IS MADE IN A TRANSACTION WHICH DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN THE EVENT THAT A TRANSFER IS TO BE MADE, THE PROSPECTIVE TRANSFEREE OF THE HOLDER HEREOF SHALL DELIVER TO THE INDENTURE TRUSTEE (I) AN INVESTMENT LETTER SUBSTANTIALLY IN THE FORM SET FORTH IN AN EXHIBIT TO THE INDENTURE OR (II) AN OPINION OF COUNSEL THAT THE TRANSFER IS EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT (WHICH OPINION SHALL NOT BE AT THE EXPENSE OF THE ISSUER, THE INDENTURE TRUSTEE, THE SERVICER OR THE TRUST ESTATE). NEITHER THE ISSUER NOR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER OR QUALIFY THE NOTES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAW. THE PURCHASER OF THIS NOTE AGREES THAT IT WILL, AND EACH SUBSEQUENT TRANSFEREE IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

DUE TO THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY OF THE INDENTURE TRUSTEE.

No. 1                                                         $ 1,313,000.00


CUSIP NO.   55279@AA4

                               MFI FINANCE CORP. I
                   7.375% CONTRACT-BACKED NOTE, SERIES 2000-1

THE FULL AND COMPLETE PAYMENT OF FINAL PRINCIPAL OF, AND INTEREST ON, THIS NOTE IS UNCONDITIONALLY AND IRREVOCABLY INSURED AT THE TIMES SPECIFIED IN, AND SUBJECT TO THE TERMS OF, A FINANCIAL GUARANTY INSURANCE POLICY ISSUED BY AMBAC ASSURANCE CORPORATION.

          Registered Owner: PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY


DELIVERY DATE: March 21, 2000           STATED MATURITY DATE: September 16, 2005


         MFI Finance Corp. I, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (the "Issuer," which term includes any successor entity under the Indenture referred to below), for value received, hereby promises to pay to the Registered Owner, or its registered assigns, the principal sum of ONE MILLION THREE HUNDRED THIRTEEN THOUSAND DOLLARS ($1,313,000.00) in monthly installments beginning on April 17, 2000, and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the sixteenth day of each calendar month or, if such sixteenth day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), for the period from and including the Delivery Date set forth above through April 15, 2000, and thereafter, monthly from and including the most recent Payment Date through the day immediately preceding the applicable Payment Date, until the last day preceding the Final Payment Date, at the rate of 7.375% per annum (calculated on the basis of a 360-day year consisting of 12 months of 30 days each).

         The principal of this Note shall be payable in installments ending no later than the Stated Maturity Date hereof unless this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not such payment is noted on this Note. Each installment of principal payable on this Note shall be in an amount equal to this Noteholder's pro-rata share of the Principal Distribution Amount and the Additional Principal Amount, if any, available to be paid to Noteholders of this Series in accordance with the priorities of Section 12.02(d) of the Indenture. The principal payable on this Note shall be paid on each Payment Date beginning on the Initial Payment Date and ending on the applicable Final Payment Date. All payments of principal with respect to all of the Notes shall be made on a pro rata basis based upon the ratio that the Outstanding Principal Amount of a Note bears to the Outstanding Principal Amount of all Notes; provided, however, that if as a result of such proration a portion of such principal would be less than $.01, then such payment shall be decreased to the nearest whole cent, and no subsequent adjustment shall be made in respect thereof.

         The principal and interest on this Note are payable by wire transfer in accordance with the terms of the Indenture.

         This Note is one of a duly authorized issue of Notes of the Issuer designated as its 7.375% Contract-Backed Notes, Series 2000-1, Due September 16, 2005 (herein called the "Notes") issued and to be issued under the Indenture, dated as of March 1, 2000, and the Supplement to Indenture, Contract Backed Notes, Series 2000-1 (together, the "Indenture"), among the Issuer, MicroFinancial Incorporated (formerly known as Boyle Leasing Technologies, Inc.), as Servicer, and Norwest Bank Minnesota, National Association, as Indenture Trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which the Indenture, and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Each capitalized term used and not otherwise defined herein has the meaning assigned thereto in the Indenture. This Note is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Note by virtue of the acceptance hereof assents and by which such Holder is bound.

         The property of the Trust Estate includes certain Contract Assets and certain other assets described in the Indenture. The Notes are payable out of the Trust Estate pari passu among the Noteholders equally and ratably without prejudice, priority or distinction between any Note by reason of time of issue or otherwise.

         Unless earlier declared due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable at the option of the Issuer before such time, except that the Notes shall be redeemable at the option of the Issuer, and in the absence of the exercise thereof, by the Note Insurer in whole but not in part at any time after the Outstanding Principal Amount of the Notes declines below 10% of the Outstanding Principal Amount as of the Closing Date at the applicable Redemption Price plus any fees due under the Indenture. If an

Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the United States of America maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee and duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Stated Maturity of authorized denominations and for the same initial aggregate principal amount will be issued to the designated transferees.

         Prior to due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, the Trustee, the Back-up Servicer, the Servicer and the Note Insurer without the consent of the Holders of the Notes. The Indenture also contains provisions permitting the Note Insurer, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The Notes are issuable only in registered form without coupons in such authorized denominations as provided in the Indenture and subject to certain limitations therein set forth.

         This Note and the Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note, but solely from the assets of the Trust Estate pledged to the Indenture Trustee under the Indenture and the Note Insurance Policy at the times, place and rate, and in the coin or currency, herein prescribed.

                             STATEMENT OF INSURANCE


OBLIGATIONS:      $50,056,686.48 (aggregate)             POLICY NUMBER: AB0346BE
                  MFI Finance Corp. I
                  7.375% Contract-Backed Notes, Series 2000-1



         The Note Insurer, in consideration of the payment of the premium and subject to the terms of a Note Insurance Policy to be issued by the Note Insurer to the Indenture Trustee for the benefit of the holders of the Series 2000-1 Notes (the "Note Insurance Policy"), will unconditionally and irrevocably agree, for the benefit of the Holders (as defined below) that an amount equal to each Insured Amount and Preference Amount (each as defined below) will be paid by the Note Insurer to (i) in the case of an Insured Amount, the Indenture Trustee, as trustee for the Holders, on behalf of the Holders, or (ii) in the case of a Preference Amount, the receiver, conservator, debtor-in-possession or trustee in bankruptcy, or the Indenture Trustee, as set forth below, in each case after a claim by the Indenture Trustee for such Insured Payment is made to the Note Insurer pursuant to a Notice (as defined below). The Note Insurer's obligations under the Note Insurance Policy with respect to a particular Insured Amount or Preference Amount shall be discharged to the extent funds equal to the applicable Insured Amount or Preference Amount, as the case may be, are received by the Indenture Trustee or, in the case of a Preference Amount, such other entity described below, whether or not such funds are properly applied by the Indenture Trustee or such other entity. Insured Payments shall be made only at the time set forth in the Note Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration or early redemption of the Series 2000-1 Notes, unless such acceleration is at the sole option of the Note Insurer.

         The Note Insurance Policy does not cover (i) premiums, if any, payable in respect of the Series 2000-1 Notes, (ii) shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability) or (iii) any risk other than nonpayment, including the failure of the Indenture Trustee to make any disbursements of available funds required under the Indenture to the Holders of the Series 2000-1 Notes.

         The Note Insurer will pay any Insured Amount (other than Preference Amounts) payable under the Note Insurance Policy no later than 11:00 a.m., New York City time, on the second Business Day following receipt in New York, New York on a Business Day by the Note Insurer of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Note Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, it shall be deemed not to have been received by the Note Insurer for purposes of this paragraph, and the Note Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may resubmit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Note Insurance Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso above.

         The Note Insurer will pay any Preference Amount, to or on behalf of a Holder as provided below, on the third Business Day following receipt on a Business Day by the Note Insurer of: (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in the applicable Insolvency Proceeding to the effect that such Holder is required to return such Preference Amount paid during the term of the Note Insurance Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by such Holder (the "Order");
(ii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of such Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount; (iii) appropriate instruments to effect the appointment of the Note Insurer as agent for such Holder in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the
Note Insurer; and (iv) a Notice appropriately completed and executed by the Indenture Trustee; provided that if such documents are received by the Note Insurer after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or any Holder directly, unless the Indenture Trustee or such Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Note Insurer will pay the Indenture Trustee, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Note Insurer and (b) evidence satisfactory to the Note Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         The Note Insurance Policy is noncancellable. The premium on the Note Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Series 2000-1 Notes.

         Insured Payments payable under the Note Insurance Policy unless otherwise stated therein will be disbursed by the Note Insurer by wire transfer of immediately available funds in the amount of the Insured Amount or Preference Amount, as applicable, less, in the case of Preference Amounts, any amount held by the Indenture Trustee for the payment of such Preference Amount and legally available therefor.

         Solely the Indenture Trustee on behalf of the Holders shall have the right to make a claim for an Insured Payment under the Note Insurance Policy.

         Subject to the terms of the Indenture, the Note Insurer shall be subrogated to the rights of each Holder to receive payments under the Series 2000-1 Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy.

         As used in the Note Insurance Policy, the following terms shall have the following meanings:

                  "Holder" means each holder of a Series 2000-1 Note (other than the Issuer or any other obligor upon the Series 2000-1 Notes or any affiliate of the Issuer or such other obligor) who, on the applicable Payment Date, is entitled under the terms of the applicable Series 2000-1 Note, to payment thereunder.

                  "Insolvency Proceeding" means, with respect to any entity, the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceeding by or against such entity, or the commencement, after the date of the Note Insurance Policy, of any proceeding by or against such entity for the winding up or liquidation of its affairs, or the consent after the date of the Note Insurance Policy to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceeding relating to such entity.

                  "Insured Amounts" means (i) with respect to any Payment Date, the Interest Deficiency Draw Amount (as defined in the Indenture) with respect to the Series 2000-1 Notes for such Payment Date and (ii) with respect to the Stated Maturity Date for this series, the Note Principal Balance Deficiency (as defined in the Indenture), not to exceed $50,056,686.48, with respect to the Series 2000-1 Notes on the 2000-1 Stated Maturity Date plus any Interest Deficiency Draw Amount with respect to the 2000-1 Notes on such date.

                  "Insured Payments" means (i) with respect to any Payment Date, the aggregate amount actually paid by the Note Insurer to the Indenture Trustee in respect of Insured Amounts for such Payment Date and (ii) Preference Amounts for any given Business Day.

                  "Notice" means the telephonic or telegraphic notice (promptly confirmed in writing by telecopy) substantially in the form of Exhibit A or B, as applicable, to the Note Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture

         Trustee specifying the amount of any Insured Payment that shall be due and owing. Such Notice shall be deemed received upon telephonic confirmation to the Indenture Trustee by the Note Insurer of the receipt of the telecopy.

                  "Preference Amount" means any payment of principal of or interest on a Series 2000-1 Note that has become due and payable pursuant to the terms of the Indenture, that was made to a Holder by or on behalf of the Issuer (including any such payment by the Indenture Trustee or any payment agent) and that has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Holder pursuant to an Order.

         Capitalized terms used in the Note Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Indenture as of the date of the execution of the Note Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Note Insurer.

         The Note Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                    ********

         IN WITNESS WHEREOF, MFI Finance Corp. I has caused this instrument to be signed, manually, by its Treasurer.




                                By: /s/  Richard F. Latour
                                    -----------------------------------
                                         Treasurer

                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes described in the within-mentioned Indenture.

Dated: March 21, 2000


NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


By: /s/ Tara Anderson
    ---------------------------------
        Authorized Signatory